Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR

FIRST FISCAL QUARTER ENDED JULY 31, 2009

SUNNYVALE, Calif., August 25, 2009 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the technology leader in Application Delivery Networking, today reported its financial results for its first fiscal quarter ended July 31, 2009. Total net revenue for the first quarter of fiscal 2010 was $116 million, an increase of 13% compared with net revenue of $103 million in the first quarter of fiscal 2009, and an increase of 2% compared with net revenue of $114 million in the fourth quarter of fiscal 2009.

“Blue Coat delivered solid quarterly results in a challenging economic environment,” said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “In the first quarter, our revenue and non-GAAP EPS performance met our expectations, and we experienced good cash generation. Importantly, we improved non-GAAP operating profitability, as driving better leverage in our business model continues to be a strategic initiative for Blue Coat in 2010.”

NeSmith added, “Blue Coat continues to gain share in the WAN optimization market with its Application Delivery Network value proposition, which provides customers with unmatched visibility, acceleration and security. Going forward, we intend to improve operating efficiencies across all areas of the company, while also funding critically important initiatives to strengthen the competitiveness of our solutions and extend our leadership role in the market.”

On a GAAP basis, the Company reported net income of $4 million, or $0.09 per diluted share, in the first quarter of fiscal 2010, compared with net loss of $6 million, or $(0.15) per share, in the first quarter of fiscal 2009, and net loss of $3 million, or $(0.09) per share, in the fourth quarter of fiscal 2009.

The Company reported non-GAAP net income of $10 million, or $0.23 per diluted share, in the first quarter of fiscal 2010, compared with non-GAAP net income of $7 million, or $0.16 per diluted share, in the first quarter of fiscal 2009, and non-GAAP net income of $8 million, or $0.19 per diluted share, in the fourth quarter of fiscal 2009.

Non-GAAP net income excludes charges related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and assumes a long-term effective tax rate of 30% on non-GAAP pre-tax income. A discussion of non-GAAP financial measures is provided under the section “About Non-GAAP Financial Measures” later in this press release. A detailed reconciliation of the GAAP to non-GAAP financial measures is included in Table 2 of this press release.

The Company ended the quarter on July 31, 2009, with cash, cash equivalents, and restricted cash of $123 million, an increase of $8 million from the prior quarter. Cash flow provided by operations in the first quarter of fiscal 2010 was $11 million.

Financial Outlook

For the second quarter ending October 31, 2009, the Company currently expects net revenue in the range of $116 to $121 million. On a GAAP basis, the Company currently expects net income of $0.08 to $0.14 per diluted share. On a non-GAAP basis, the Company currently expects net income of $0.23 to $0.28 per diluted share. For the second quarter of fiscal 2010, the Company is assuming a diluted share count of approximately 45 million shares.

About Non-GAAP Financial Measures

The Company uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and income tax adjustments. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and income tax adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income and net income per share.

Conference Call & Webcast

The Company will hold its quarterly conference call to discuss results for the first quarter and the outlook for the second quarter of fiscal 2010 on Tuesday, August 25, 2009 at 2:00 p.m. Pacific Time (5:00 p.m. EDT). The conference call can be accessed through an audio webcast from the Company’s website, www.bluecoat.com/company/investorelations, or through a dial-in phone conference. Participants in the United States should call (888) 428-4480. International participants should call (651) 291-5254. The passcode for the call is: 111567. A replay of the call will be available starting on Tuesday, August 25, 2009 at 5:00 p.m. PDT (8:00 p.m. EDT), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is: 111567.

About Blue Coat Systems

Blue Coat Systems, Inc. is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: This document contains certain forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: statements regarding our business outlook, future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law after the date on which it was made.

Blue Coat and the Blue Coat logo are registered trademarks or trademarks of Blue Coat Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Jane Underwood
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		jane.underwood@bluecoat.com
	408-220-2076		408-541-3015

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 31, 2009	April 30, 2009	July 31, 2008
Net revenue:
Product	$73,692	$74,380	$73,929
Service	42,297	39,242	28,574

Total net revenue	115,989	113,622	102,503
Cost of net revenue:
Product	19,483	19,564	22,114
Service	12,037	11,865	9,953

Total cost of net revenue	31,520	31,429	32,067

Gross profit	84,469	82,193	70,436

Operating expenses:
Sales and marketing	45,576	46,262	43,648
Research and development	19,836	19,717	18,187
General and administrative	12,716	12,487	11,033
Amortization of intangible assets	1,821	1,821	1,162
Restructuring	—	—	1,546

Total operating expenses	79,949	80,287	75,576

Operating income (loss)	4,520	1,906	(5,140)
Interest income	101	162	502
Interest expense	(228)	(265)	(157)
Other income (expense), net	(16)	(382)	(187)

Income (loss) before income taxes	4,377	1,421	(4,982)
Provision for income taxes	381	4,906	853

Net income (loss)	$3,996	$(3,485)	$(5,835)

Basic net income (loss) per share	$0.09	$(0.09)	$(0.15)

Diluted net income (loss) per share	$0.09	$(0.09)	$(0.15)

Weighted average shares used in computing basic net income (loss) per share	43,193	38,962	38,016

Weighted average shares used in computing diluted net income (loss) per share	44,594	38,962	38,016

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended
		July 31, 2009	April 30, 2009	July 31, 2008
Gross Profit Reconciliation:
GAAP gross profit		$84,469	$82,193	$70,436
Fair value write-up of acquired inventory sold	A	1,325	1,536	6,076
Stock-based compensation expense included in cost of revenue	B	590	503	409
Amortization of intangible assets	C	1,348	1,347	966

Non-GAAP gross profit		$87,732	$85,579	$77,887

Operating Income Reconciliation:
GAAP operating income (loss)		$4,520	$1,906	$(5,140)
Fair value write-up of acquired inventory sold	A	1,325	1,536	6,076
Stock-based compensation expense	B	4,811	4,596	4,249
Amortization of intangible assets	C	3,169	3,168	2,128
Expenses for matters related to the stock option investigation	D	702	1,218	703
Restructuring	E	—	—	1,546

Non-GAAP operating income		$14,527	$12,424	$9,562

Net Income Reconciliation:
GAAP net income (loss)		$3,996	$(3,485)	$(5,835)
Fair value write-up of acquired inventory sold	A	1,325	1,536	6,076
Stock-based compensation expense	B	4,811	4,596	4,249
Amortization of intangible assets	C	3,169	3,168	2,128
Expenses for matters related to the stock option investigation	D	702	1,218	703
Restructuring	E	—	—	1,546
Income tax adjustments	F	(3,934)	1,324	(2,063)

Non-GAAP net income		$10,069	$8,357	$6,804

Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.09	$(0.09)	$(0.15)
Fair value write-up of acquired inventory sold	A	0.03	0.04	0.14
Stock-based compensation expense	B	0.11	0.11	0.10
Amortization of intangible assets	C	0.07	0.07	0.05
Expenses for matters related to the stock option investigation	D	0.02	0.03	0.02
Restructuring	E	—	—	0.04
Income tax adjustments	F	(0.09)	0.03	(0.04)

Non-GAAP diluted net income per share		$0.23	$0.19	$0.16

Shares used in computing GAAP net income (loss) per share		44,594	38,962	38,016
Dilutive securities	G	—	4,588	4,109

Shares used in computing non-GAAP diluted net income per share		44,594	43,550	42,125

Notes:

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.
(B)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

Results include stock-based compensation expense as follows (unaudited):

	Three Months Ended
	July 31, 2009	April 30, 2009	July 31, 2008
Cost of revenue	590	503	409
Sales and marketing	1,687	1,639	1,521
Research and development	1,532	1,406	1,117
General and administrative	1,002	1,048	1,202

Total	$4,811	$4,596	$4,249

(C)	Amortization of intangible assets associated with acquisitions.
(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.
(E)	Restructuring includes severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.
(F)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long term effective tax rate of 30%.
(G)	Shares used in computing diluted net income per share on a non-GAAP basis may differ from shares used in computing net income (loss) per shares on a GAAP basis since the inclusion of certain items on a GAAP basis would have been anti-dilutive.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2009	April 30, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$121,735	$114,163
Accounts receivable, net	80,541	77,161
Inventory	7,187	5,700
Prepaid expenses and other current assets	13,533	13,113
Current portion of deferred income tax assets	7,941	7,941

Total current assets	230,937	218,078

Property and equipment, net	35,322	34,955
Restricted cash	962	850
Goodwill	238,082	238,466
Identifiable intangible assets, net	45,605	48,774
Non-current portion of deferred income tax assets	19,412	19,412
Other assets	3,351	1,758

Total assets	$573,671	$562,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,936	$24,105
Accrued payroll and related benefits	18,178	18,374
Deferred revenue	96,560	96,656
Other accrued liabilities	9,564	12,299

Total current liabilities	147,238	151,434

Deferred revenue, less current portion	38,146	33,923
Deferred rent, less current portion	5,805	5,703
Long-term income taxes payable	13,337	12,677
Other non-current liabilities	414	600
Zero Coupon Convertible Senior Notes, due in 2013	76,571	76,347
Commitments and contingencies

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,175,235	1,168,106
Treasury stock	(2,203)	(1,629)
Accumulated deficit	(880,874)	(884,870)
Accumulated other comprehensive income	—	—

Total stockholders’ equity	292,160	281,609

Total liabilities and stockholders’ equity	$573,671	$562,293

BLUE COAT SYSTEMS, INC.

Table 4

RECONCILIATION OF PROJECTED GAAP TO

PROJECTED NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended October 31, 2009
	Low	High
Projected GAAP Net Income	$3,800	$6,500
Add back:
Fair value write-up of acquired inventory sold (A)	1,400	1,400
Stock-based compensation expense (B)	4,900	4,900
Amortization of intangible assets (C)	3,200	3,200
Expenses for matters related to the stock option investigation (D)	500	500
Income tax adjustments (E)	(3,600)	(4,100)

Projected Non-GAAP net income	$10,200	$12,400

Projected GAAP Diluted Net Income per Share	$0.08	$0.14
Add back:
Fair value write-up of acquired inventory sold (A)	0.03	0.03
Stock-based compensation expense (B)	0.11	0.11
Amortization of intangible assets (C)	0.07	0.07
Expenses for matters related to the stock option investigation (D)	0.01	0.01
Income tax adjustments (E)	(0.07)	(0.08)

Projected Non-GAAP diluted net income per share	$0.23	$0.28

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

(C)	Amortization of intangible assets associated with acquisitions.

(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.

(E)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long term effective tax rate of 30%.